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                                                                       Exhibit 1

                                 AMENDMENT NO. 1
                                       TO
                         STRATEGIC COOPERATION AGREEMENT


                  THIS AMENDMENT NO. 1 to STRATEGIC COOPERATION AGREEMENT ("Amendment No. 1"), dated as of this 8th day of June, 2001, is made and entered into by and among eLOT, Inc., a Virginia corporation ("Parent"), eLOTTONET Inc., a Delaware corporation ("Buyer"), and PlasmaNet, Inc., a Delaware corporation ("Seller").

                                    RECITALS

                  WHEREAS, Parent, Buyer and Seller are the parties to the Strategic Cooperation Agreement dated as of June 8, 2000 (the "Agreement");

                  WHEREAS, Seller has informed Parent that Seller has delivered to Parent a total of 2.2 million unique users pursuant to Section 2.2 of the Agreement through March 31, 2001 (the "Qualified Unique User Base");

                  WHEREAS, Seller and Parent wish to resolve the issue of the number of unique users actually delivered to Parent by Seller and this Amendment No. 1 shall hereby serve to resolve such issue;

                  WHEREAS, since the signing of the Agreement, the market price of the Parent Common Stock has declined substantially, as has the value of unique users in the advertising market place;

                  WHEREAS, the parties desire to enter into certain agreements to, among other things, amend the Agreement to compensate Seller for delivering the Qualified Unique User Base, recognize the current financial and economic marketplaces and maximize the value of the Parent Common Stock;

                  NOW, THEREFORE, in consideration of the foregoing premises, and the agreements and representations contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  Capitalized terms used herein without definition shall have the respective meanings assigned to those terms in the Agreement.
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                                   ARTICLE II

                           AMENDMENTS TO THE AGREEMENT

                  2.1. Amendments to ARTICLE I of the Agreement.

                  (a) The definition of the term "Average Parent Stock Price" set forth in the Agreement is hereby deleted in its entirety and replaced with the following:

                  "Average Parent Stock Price" means the average (rounded to the nearest cent) of the volume weighted averages (rounded to the nearest cent) of the trading prices of the Parent Common Stock on the principal exchange or trading market of the Parent Common Stock, as reported by Bloomberg Financial Markets (or such other source as Parent and Seller shall agree) during period (i) beginning on April 1, 2001 and ending June 30, 2001, with respect to the June 30, 2001 Measurement Date and
         (ii) beginning July 1, 2001 and ending September 30, 2001 with respect to the September 30, 2001 Measurement Date.

                  (b) The definition of the term "Maximum Quarterly Unique User Amount" set forth in the Agreement is hereby deleted in its entirety and replaced with the following:

                  "Maximum Quarterly Qualified Unique User Amount" has the meaning set forth in Section 2.2(d).

                  (c) The definition of the term "Measurement Date" set forth in the Agreement is hereby deleted in its entirety and replaced with the following:

                  "Measurement Date" means each of June 30, 2001 and September 30, 2001.

                  (d) The definition of the term "Net Advertising Revenues" set forth in the Agreement is hereby deleted in its entirety.

                  (e) The definition of the term "Previous High Number of Unique Users" set forth in the Agreement is hereby deleted in its entirety and replaced with the following:

                  "Previous High Number of Qualified Unique Users" means, with respect to (i) the June 30, 2001 Measurement Date, two million two hundred thousand (2,200,000) Qualified Unique Users and (ii) the September 30, 2001 Measurement Date, the greater of (a) the number of Qualified Unique Users provided by Seller and retained by Buyer as of the June 30, 2001 Measurement
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         Date or (b) two million two hundred thousand (2,200,000) Qualified
         Unique Users.

                  (f) The definition of the term "Promissory Note" set forth in the Agreement is hereby deleted in its entirety and the following definition is added:

                  "Qualified Unique User" means a Unique User located in the United States, Canada or Great Britain or any other jurisdiction approved in writing by Parent for purposes of this definition.

                  2.2 Amendments to Section 2.2 of the Agreement. Section 2.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

         2.2 Additional Unique Users.

                  (a) As consideration for all of the Unique Users provided by Seller to, and retained by, Buyer pursuant to Article III hereof for all periods ending on or prior to March 31, 2001, Parent shall issue to Seller eleven million one hundred thousand (11,100,000) shares of Parent Common Stock within three (3) business days of the date of Amendment No.1 to this Agreement. As consideration for Qualified Unique Users in excess of two million two hundred thousand (2,200,000) provided by Seller to, and retained by, Buyer pursuant to Article III hereof, Parent shall, on the terms set forth in this Section 2.2, pay or cause to be paid to Seller either cash or shares of Parent Common Stock as hereinafter provided in this Section 2.2. Shares of Parent Common Stock issued pursuant to this Section 2.2 are referred to herein as "Subsequent Shares".

                  (b) Within three (3) business days after each Measurement Date, Buyer shall give written notice to Seller of the number of Qualified Unique Users provided by Seller to, and retained by, Buyer as of such Measurement Date. At Seller's request, Buyer shall provide Seller access to its books and records during normal business hours to enable Seller to verify Buyer's calculation of such Qualified Unique Users.

                  (c) Within ten (10) business days after each Measurement Date as of which the number of Qualified Unique Users provided by Seller to, and retained by, Buyer exceeds the Previous High Number of Qualified Unique Users, Parent shall pay to Seller as consideration for such Qualified Unique Users in excess of the Previous High Number of Qualified Unique Users any combination of cash or Parent Common Stock provided in clauses (i) and (ii) below; provided, however, that, subject to Section 2.2(d), Parent shall not be obligated to pay consideration to Seller pursuant to this Section 2.2(c) for more than three hundred and seventy five thousand (375,000) Qualified Unique Users with respect to either Measurement Date:
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                           (i) to the extent Parent elects to pay cash as
                  consideration for all or a portion of such Qualified Unique Users, the amount payable shall equal the product of (x) seventy-five cents ($0.75) and (y) the number of such Qualified Unique Users with respect to which Parent has elected to pay cash consideration; or

                           (ii) to the extent Parent elects to pay Parent Common
                  Stock as consideration for all or a portion of such Qualified Unique Users, the number of shares of Parent Common Stock to be issued shall equal (x) the product of (A) seventy-five cents ($0.75) and (B) the number of such Qualified Unique Users with respect to which Parent has elected to issue Parent Common Stock as consideration, divided by (y) the Average Parent Stock Price.

                  (d) If the number of Qualified Unique Users delivered by Seller to, and retained by, Buyer as of the June 30, 2001 Measurement Date is such that Parent would be obligated to pay consideration with respect to more than three hundred and seventy-five thousand (375,000) Qualified Unique Users with respect to such Measurement Date (the "Maximum Quarterly Unique User Amount"), Parent may elect not to pay consideration with respect to Qualified Unique Users in excess of the Maximum Quarterly Qualified Unique User Amount, in which event the "Previous High Number of Qualified Unique Users" for the September 30, 2001 Measurement Date shall be deemed to exclude that number of Qualified Unique Users in excess of the Maximum Quarterly Qualified Unique User Amount; provided that the number of Qualified Unique Users in excess of the Maximum Quarterly Qualified Unique User Amount shall be credited to the September 30, 2001 Measurement Date and; provided, further, however, that notwithstanding such credit Parent shall not be obligated to pay consideration to Seller for more than three hundred and seventy-five thousand (375,000) Qualified Unique Users with respect to the September 30, 2001 Measurement Date.

                  (e) For purposes of this Section 2.2, in the event of any change in the Parent Common Stock by reason of any stock dividend, stock split, combination or recapitalization with respect to the Parent Common Stock, the number of shares of Parent Common Stock thereafter issuable pursuant to this Section 2.2 shall be in the same amount that Seller would have been entitled to if the Parent Common Stock been issued to Seller prior to any such dividend, stock split, combination or recapitalization. In the event that Parent shall be a party to any merger, consolidation, declare any liquidating dividend after a sale of all or substantially all of Parent's assets or other similar transaction pursuant
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         to which the outstanding Parent Common Stock is converted into cash, securities or other property, thereafter, in lieu of issuing shares of Parent Common Stock which may be issued to Seller pursuant to this
         Section 2.2, Parent shall pay to Seller the cash, securities and other property that Seller would have received had it held at the effective time of such merger, consolidation or other similar transaction the number of shares of Parent Common Stock that would have been issuable pursuant to this Section 2.2.

                  (f) With respect to quarterly periods after September 30, 2001, the parties shall review the then-current conditions in the advertising market and endeavor in good faith to agree to an appropriate rate per name for such quarter. If the parties are unable to reach agreement, Seller may stop providing, and Buyer may stop accepting, additional Unique Users; provided that, in such case, Seller shall continue to provide Qualified Unique Users to Buyer to the extent necessary to maintain the aggregate number of Qualified Unique Users for which it has been compensated pursuant to this Article II (i.e., two million two hundred thousand (2,200,000) plus the number of Qualified Unique Users for which Seller receives compensation pursuant to Section 2.2(c)).


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  3.1 Representations and Warranties of Parent and Buyer. Parent and Buyer hereby represent and warrant to Seller as follows:

                  (a) The shares of Parent Common Stock to be issued to Seller hereunder have been duly authorized and, when issued in compliance with the provisions of this Amendment No. 1, will be validly issued, fully paid and non-assessable and will be free of any liens, subject to restrictions on transfer under state and/or federal securities laws.

                  (b) The authorized capital Parent consists of (i) 1,000,000 shares of Preferred Stock, par value 0.01 per share, of which no shares were issued and outstanding as of the date hereof; and (ii) 130,000,000 shares of Parent Common Stock, of which 73,356,027 shares were issued and outstanding as of May 31, 2001. As of May 31, 2001, Parent had reserved (A) 7,190,855 shares of Parent Common Stock for issuance pursuant to Parent's option plans, (B) 300,00 shares of Parent Common Stock for issuance pursuant to outstanding warrants and
(C) 1,537,882 shares of Parent Common Stock for issuance upon conversion of Parent's 7 1/2 % Convertible Subordinated Debentures due 2011.
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                  (c) The issued and outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of Parent Common Stock was issued in violation of the preemptive and other similar rights of any securityholder of the Parent.

                  (d) Assuming the accuracy of Seller's representations and warranties set forth herein, the issuance by the Parent of the Subsequent Shares pursuant to this Amendment No. 1 does not constitute an offer or a sale of such securities by means of any general solicitation or general advertising within the meaning of Rule 502(e) of the Securities Act of 1933, as amended.

                  (e) Assuming the accuracy of Seller's representations and warranties set forth herein, it is not necessary in connection with the issuance and delivery of such Subsequent Shares in the manner contemplated by this Amendment No. 1 to register any of such securities under the Securities Act of 1933, as amended (the "Securities Act"), other than pursuant to the Registration Rights Agreement (as defined in the Asset Purchase Agreement).

                  3.2 Representations and Warranties of Seller. Seller hereby represents and warrants to Parent and Buyer as follows:

                  (a) Seller is capable of evaluating the merits and risks of its investment in Parent as a result hereof, and has the capacity to protect its own interests in making its investment in Parent. Seller (i) understands that the Parent Common Stock to be issued to it hereunder has not been registered under the Securities Act (except in accordance with the provisions of the Registration Rights Agreement), or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Parent Common Stock to be issued to it hereunder solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning Parent and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Parent Common Stock, and (v) is able to bear the economic risk and lack of liquidity inherent in holding the Parent Common Stock.
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                                   ARTICLE IV

                                  MISCELLANEOUS

                  4.1 Agreement Remains In Effect. Except as amended by this Amendment No. 1, the Agreement remains in full force and effect and constitutes the entire agreement among the parties pertaining to the subject matter hereof.

                  4.2 Governing Law. This Amendment No. 1 shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction without regard to the conflicts of laws provisions thereof.

                  4.3 Severability. Should any provision of this Amendment No. 1 be determined to be invalid, it shall be severed from the Agreement and the remaining provisions hereof and thereof shall remain in full force and effect.

                  4.4 Counterparts. This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.
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                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date written above by their duly authorized representatives.

                                         eLOT, INC.


                                         By:
                                              ---------------------------------
                                              Name:
                                              Title:


                                         eLOTTONET INC.


                                         By:
                                              ---------------------------------
                                              Name:
                                              Title:


                                         PLASMANET, INC.


                                         By:
                                              ---------------------------------
                                              Name:
                                              Title: